CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the EntrepreneurShares Series Trust relating to the financial statements and financial highlights of ERShares Entrepreneurs ETF and ERShares NextGen Entrepreneurs ETF, each a series of shares of beneficial interest in EntrepreneurShares Series Trust. Such financial statements and financial highlights appear in the June 30, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania

October 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the EntrepreneurShares Series Trust relating to the financial statements and financial highlights of ERShares Global Entrepreneurs and ERShares US Small Cap, each a series of shares of beneficial interest in EntrepreneurShares Series Trust. Such financial statements and financial highlights appear in the June 30, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania

October 27, 2023